                                 Schedule 14a
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement

[_] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       PHARMAKINETICS LABORATORIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO]                 PHARMAKINETICS LABORATORIES, INC.
                            302 WEST FAYETTE STREET
                           BALTIMORE, MARYLAND 21201

                                                                October 26, 2000

Dear Shareholder,

Enclosed is the proxy statement for the shareholders' meeting to be held at our offices on Tuesday, November 28, 2000 at 11 a.m. At this meeting we will elect representatives to the Board of Directors and ratify the selection of PricewaterhouseCoopers LLP as the Company's auditors.

Fiscal year 2000 was a difficult and disappointing year. The Warning Letter received from the United States Food and Drug Administration on July 30, 1999 had an adverse impact on the financial performance of the Company that was particularly detrimental to second and third quarter revenue. The appointment of a new senior management team in January 2000 led efforts focusing on improved regulatory compliance and correcting those issues raised by the FDA in the Warning Letter. These efforts appear to have been successful and we have continued to meet with new and existing clients to instill confidence in PharmaKinetics. As a result, revenues increased 144% in the fourth quarter relative to the third quarter. Our backlog also stood at $7.1 million as of June 30, 2000 as compared to $5.3 million at June 30, 1999.

LC/MS/MS continues to be an important technology for our laboratory. Demand for this service has been strong and we anticipate continued growth in this area. Our Clinical Trials Management group has several studies in progress and we anticipate continued growth in the future. The demand for our Phase I clinical services is increasing and we have every reason to believe that this will hold true throughout the year.

As we enter fiscal year 2001, our primary goal is to continue to improve the quality of services we offer to our clients. We continue to evaluate opportunities that are synergistic with our current operations and broaden the services we offer to our clients. While this past year has been challenging for all of us, I remain optimistic with regard to the future. Our senior management team is experienced and dedicated to returning the Company to profitability. Our staff is enthusiastic about our ability to contribute to the drug development efforts of our sponsors. With the support of our shareholders, Directors and employees, we look forward to achieving our goals and creating increased value for all of us.

With Best Regards,

/s/ James M. Wilkinson, II, Ph.D.
---------------------------------
James M. Wilkinson, II, Ph.D.
President and
Chief Executive Officer

[LOGO]                 PHARMAKINETICS LABORATORIES, INC.
                            302 WEST FAYETTE STREET
                          BALTIMORE, MARYLAND  21201


       _________________________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD TUESDAY, NOVEMBER 28, 2000, AT 11:00 A.M.
       _________________________________________________________________

                                      AT


                       PHARMAKINETICS LABORATORIES, INC.
                            302 WEST FAYETTE STREET
                           BALTIMORE, MARYLAND 21201

     The Annual Meeting of Stockholders ("the Meeting") of PharmaKinetics Laboratories, Inc., a Maryland corporation, will be held on November 28, 2000, at 11:00 a.m., local prevailing time, at PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201, to consider and vote upon:

1. The election of five directors to serve until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

2. A proposal to ratify the selection of PricewaterhouseCoopers LLP, as the Company's independent auditors for the fiscal year ending June 30, 2001.

3. Any other matters that may properly come before the Meeting or any adjournment thereof, only to the extent described on page 1 of the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on October 20, 2000, as the date for determining stockholders of record entitled to notice of and to vote at the Meeting.

          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The affirmative vote of at least a majority of all the shares voting at the Meeting in person or by proxy is required for the approval of Proposals One and Two. You are cordially invited to attend the Meeting in person. If you attend the Meeting and wish to vote in person, your proxy can be revoked at any time before it is voted.


                                           By Order of the Board of Directors,

                                           /s/ Taryn L. Kunkel
                                           -------------------
                                           Taryn L. Kunkel
                                           Secretary

October 26, 2000

[LOGO]                 PHARMAKINETICS LABORATORIES, INC.
                            302 West Fayette Street
                           Baltimore, Maryland 21201


                                PROXY STATEMENT

                 Annual Meeting of Stockholders to be held on
                   Tuesday, November 28, 2000 at 11:00 A.M.


                    SOLICITATION AND REVOCATION OF PROXIES

   The enclosed proxy is solicited by the Board of Directors of PharmaKinetics Laboratories, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on November 28, 2000, and is revocable at any time prior to its exercise. In addition to solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone or facsimile transmission. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. This proxy material is being sent to stockholders on or about October 26, 2000.


                     OUTSTANDING SHARES AND VOTING RIGHTS

   Stockholders of record at the close of business on October 20, 2000, are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,496,129 shares of Common Stock, $.005 par value ("Common Stock"), each of which is entitled to one
(1) vote, 833,300 shares of Class A Convertible Preferred Stock, each of which is entitled to two and seventeen hundredths (2.17) votes, and 250,000 shares of Class B Convertible Preferred Stock, each of which is entitled to one (1) vote.

   The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum. The affirmative vote of at least a majority of all votes cast at the meeting is required for the election of directors and for the approval of Proposal Two described herein. The members of the Board of Directors intend to vote their shares "FOR" each director nominee and "FOR" Proposal Two described herein. An abstention or broker non-vote is not included in calculating votes cast for the election of directors or the approval of Proposal Two, but is included for purposes of determining a quorum. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Meeting.

   The enclosed proxy confers discretionary authority for the persons named therein to vote on any matter not described herein which properly comes before the Meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its proxy materials for the 1999 Annual Meeting of Stockholders. The proxy does not confer authority to vote for any matter described in Securities and Exchange Commission Rule 14-a4(d).

                                   ITEM ONE

                             ELECTION OF DIRECTORS

   The Board of Directors by resolution has fixed the number of directors at five, and five directors will be elected at the Meeting, each director to hold office until the next Annual Meeting of Stockholders and until the election and qualification of a successor. Two of these directors are elected by the holders of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, voting together. Three of these directors are elected by the holders of Class A Convertible Preferred Stock, voting as a separate class. The persons named in the enclosed proxy will vote all properly executed proxies FOR the election of the nominees named below unless authority to vote is withheld. The Board of Directors has no reason to believe that any nominee herein named will be unable to serve as a director.

   The following table sets forth certain information concerning the nominees for election by holders of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, voting together. Both nominees are currently directors of the Company.

                             NOMINEES FOR ELECTION

Name, Age, and Year
in which first
Elected a Director            Business Experience
------------------            -------------------

Thomas F. Kearns, Jr.         Retired from Bear, Stearns & Co., Inc. in 1987;
64 (1995)                     Director of Biomet, Inc.; Trustee of the
                              University of North Carolina Foundation and
                              Endowment Fund.

James M. Wilkinson, II, Ph.D. President and Chief Executive Officer of
48 (2000)                     PharmaKinetics Laboratories, Inc. since January
                              2000; Vice President Analytical Laboratory
                              Services from July 1996 to January 2000; Associate
                              Director, Pharmaco International, Inc., Analytical
                              Laboratory Division from December 1992 to June
                              1995.

   The Board of Directors recommends a vote "FOR" the election of each of these nominees.

   In addition to the foregoing nominees, the following persons have been nominated for election as directors by the holders of the Class A Convertible Preferred Stock. All nominees are currently directors of the Company.

Name, Age, and Year
in which first
Elected a Director            Business Experience
------------------            -------------------

Leslie B. Daniels             Principal of CAI Advisors & Co., an investment
53 (1998)                     company with offices in New York and Montreal,
                              since 1988; Director of IVAX Corporation from
                              December 1994 to December 1995; Chairman of the
                              Board of Directors of Zenith Laboratories, Inc., a major generic drug manufacturer from April 1990 to December 1994, and a Director from December 1989 to December 1994. Director of NBS Technologies,
                              Inc., MIST, Inc., and Safeguard Health
                              Enterprises, Inc.

Jerome A. Halperin            Retired, April 2000.  Executive Vice President and
63 (2000)                     Chief Executive Officer, Chairman, Committee of
                              Revision, and Secretary, Board of Trustees and
                              U.S. Pharmacopeial Convention from March 1995 to
                              April 2000; Executive Director, Chairman,
                              Committee of Revision, and Secretary, Board of
                              Trustees and U.S. Pharmacopeial Convention from
                              March 1990 to March 1995.

Kamal K. Midha, C.M.,         Director of Drug Metabolism, Drug Disposition
Ph.D., D.Sc.                  Group, University of Saskatchewan, Canada since
59 (1998)                     1979, and Chief Scientific Officer of PharmaQuest
                              Limited, Bermuda, a newly established
                              Pharmaceutical Research Corporation. He serves on the Editorial Boards of Pharmaceutical Research,
                              Journal of Pharmaceutical Sciences, and
                              Xenobiotica. He is Vice President of the
                              International Pharmaceutical Federation and he is an Adjunct Professor of Pharmacy and Associate
                              Member of Psychiatry, University of Saskatchewan,
                              Canada and Co-Chief of the Psychopharmacology
                              Unit, Clinical Research Center for Study of
                              Schizophrenia & Rehabilitation, University of
                              California, Los Angeles.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee, Compensation Committee, Science and Technology Committee and a Quality and Compliance Committee, each consisting of directors who are not employees of the Company. The Board of Directors does not have a Nominating Committee. During the fiscal year ended June 30, 2000, the Board of Directors met eleven times, the Audit Committee met one time, the Compensation Committee met three times, the Science and Technology Committee met one time and the Quality and Compliance Committee met one time. Dr. Midha was absent from 40% of the meetings held during the fiscal year.

    The Compensation Committee considers and makes recommendations to the Board of Directors with respect to matters relating to executive compensation, and considers and recommends grants under the Company's stock option plans. The members of this Committee are Messrs. Daniels, Halperin, Kearns, and Midha. In addition, Mr. Thies, who is not standing for re-election, also served on this committee.

    The Science and Technology Committee advises the Company on scientific matters, including new method development for the Company's analytical laboratory, trends in instrument technology, and developments within the pharmaceutical industry, among other things. The members of this Committee are Messrs. Daniels, Halperin, Midha and Wilkinson.

    The Quality and Compliance Committee provides oversight to the Company on its quality and compliance programs. The members of this Committee are Messrs. Halperin, Wilkinson and Ms. Schurick, by invitation. In addition, Mr. Thies, who is not standing for re-election, also served on this committee.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the PharmaKinetics Laboratories Board of Directors (the "Committee") is composed of independent directors, as defined under Section 303 of the New York Stock Exchange listing standards, and does not have a written charter. The members of the Committee are Thomas F. Kearns, Jr. (Chairman) and Leslie B. Daniels. In addition, Roger C. Thies, who is not standing for re-election, also served on this Committee. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    The Audit Committee has reviewed and discussed the audited financial statements with management, has discussed with the independent auditors the matters required to be discussed by SAS 61, has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included on the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

Thomas F. Kearns, Jr., Chairman      Leslie B. Daniels      Roger C. Thies
October 23, 2000

    In November 1996, the Board of Directors elected to discontinue cash compensation for its non-employee directors and to adopt a Non-Employee Directors Stock Option Plan (the "1996 Plan") effective November 25, 1996. The 1996 Plan was amended by resolution of the Board of Directors on January 20, 1998, in order to increase the number of shares of Common Stock subject to options available for grant under the 1996 Plan. The 1996 Plan, as amended, shall be administered by the Board or the Compensation Committee established by the Board and provides that the number of shares of Common Stock that may be issued pursuant to options granted under the 1996 Plan shall not exceed in the aggregate 200,000 shares. As of June 30, 2000, there were 102,500 options outstanding, 78,500 of which were exercisable, but not exercised, and 85,500 options were available for future issuance under the 1996 Plan. To date, 12,000 options have been exercised. The 1996 Plan was ratified by the Company's stockholders at the Company's Special Meeting in lieu of Annual Meeting of Stockholders held April 6, 1998. Each non-employee director shall be granted options to purchase 24,000 shares of the Company's Common Stock, at the fair market value of the stock on the date of such director's election or appointment to the Board. Directors serving as of November 25, 1996 were granted their options as of such date. The options shall vest in four equal installments over four years. The first installment will be pro-rated for directors appointed to the Board after the date of an annual meeting. The first installment shall vest on the effective date of the grant. Thereafter, on the date of each of the next three annual meetings of stockholders at which elections to the Board are conducted, an installment of 6,000 shares shall vest for each director who is reelected to the Board. In addition, directors receive reimbursement of expenses for attendance at meetings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of August 31, 2000, regarding stock ownership of management and owners of 5% or more of each class of the Company's voting securities:


                                      Beneficial Ownership of                             Beneficial Ownership of
                                          Common Stock                                 Convertible Preferred Stock
                               -----------------------------------       ------------------------------------------------------

                                Number of              Percent of         Number of                                 Percent of
                               Shares Owned           Shares Owned       Shares Owned        Class                 Shares Owned
                               ------------           ------------       ------------        -----                 ------------
Altana, Inc.                        250,155 (5)            9.1%              250,000            B                     100.0%
60 Baylis Road
Melville, New York 11747

Aster S.A.                          611,652 (2)(3)(4)     19.7%              166,660            A                      20.0%
3 et 5 rue Eugene Millon
75015 Paris France

Dennis Chase                        300,500               12.0%                ---             ---                      ---
P.O. Box 248
North Lake, Wisconsin 53064

Leslie B. Daniels                   402,263 (1)(2)(3)     13.9%              103,885            A                      12.5%
CAI Advisors & Co.                          (4)
767 Fifth Avenue, 5th Floor
New York, NY 10153

Peter M. Gottsegen                  381,263 (2)(3)(4)     13.3%              103,885            A                      12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

GES Investments, S.A.                61,165 (2)(3)(4)      2.4%               16,666            A                       2.0%
Avenue Delleur, 18
Brussels, Belgium 1170

Initiative & Finance                244,661 (2)(3)         8.9%               66,664            A                       8.0%
Investissement
16 rue Chauveau Lagarde
Paris, France 75008

Robert A. Mackie, Jr.               131,200 (8)            5.3%                  ---          ---                       ---
18 North Astor Street
Irvington, NY 10533

                                             Beneficial Ownership of              Beneficial Ownership of
                                                  Common Stock                  Convertible Preferred Stock
                                       ------------------------------      --------------------------------------

                                          Number of       Percent of         Number of                Percent of
                                        Shares Owned     Shares Owned      Shares Owned   Class      Shares Owned
                                        ------------     ------------      ------------   ----       ------------
R.A. Mackie and Co., L.P.                     63,862 (8)       2.6%                ---    ---              ---
18 North Astor Street
Irvington, NY 10533

Michael F. Price                             611,652 (2)(3)   19.7%            166,660      A             20.0%
1180 Larger Cross Road
P.O. Box 434
Far Hills, New Jersey 07931

Peter G. Restler                              91,748 (2)(3)(4) 3.5%             24,999      A              3.0%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Richard J. Schmeelk                          381,263 (2)(3)(4)   13.3%         103,885      A             12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

David von Kauffmann                           61,165 (2)(3)(4)    2.4%          16,666      A              2.0%
European Equity Partners
1 rue Vernier
75017 Paris, France

Manfred Yu                                    18,348 (2)(3)(4)       (7)         4,999      A              0.6%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Jerome A. Halperin                            13,500 (1)             (7)           ---    ---              ---
Thomas F. Kearns, Jr.                         82,591 (1)(2)(3)      3.2%        11,110      A              1.3%
Taryn L. Kunkel                               42,000 (1)            1.7%           ---    ---              ---
Kamal K. Midha, C.M., Ph.D., D.Sc.            40,400 (1)(6)         1.6%           ---    ---              ---
Cynthia A. Schurick                           35,861 (1)            1.4%           ---    ---              ---
Roger C. Thies                                36,920 (1)            1.5%           ---    ---              ---
James M. Wilkinson II, Ph.D.                  46,500 (1)            1.8%           ---    ---              ---

All directors and officers
   as a group (10 persons)                   703,785 (1)(2)(3)      22.2%      114,995      A             13.8%

-------------------------------------------------------------------------------
(1) Includes shares of stock which directors and officers have exercisable rights to acquire as of or within 60 days of August 31, 2000, through the exercise of options, in the amount of 21,000 shares for Mr. Daniels; 13,500 shares for Mr. Halperin; 22,000 shares for Mr. Kearns; 42,000 shares for Ms. Kunkel; 28,000 shares for Dr. Midha; 32,000 shares for Ms. Schurick; 36,920 shares for Mr. Thies; 46,500 shares for Dr. Wilkinson; and 245,670 shares for all directors and officers as a group.

(2) Includes shares for which investors have rights to acquire upon conversion of Class A Convertible Preferred Stock, in the amount of 361,652 shares for Aster S.A.; 225,430 shares for Mr. Daniels; 225,430 for Mr. Gottsegen; 36,165 shares for GES Investments, S.A.; 144,661 shares for Initiative and Finance Investissement; 361,652 for Mr. Price; 54,248 for Mr. Restler; 225,430 for Mr. Schmeelk; 36,165 shares for Mr. Kauffmann; 10,848 for Mr. Yu; 24,109 for Mr. Kearns; and 249,539 shares for all directors and officers as a group.

(3) Includes shares for which investors have rights to acquire upon exercise of warrants at $6.00 per share, in the amount of 250,000 shares for Aster S.A.; 155,833 shares for Mr. Daniels; 155,833 shares for Mr. Gottsegen; 25,000 shares for GES Investments, S.A.; 100,000 shares for Initiative and Finance Investissement; 250,000 shares for Mr. Price; 37,500 for Mr. Restler; 155,833 shares for Mr. Schmeelk; 25,000 for Mr. Kauffmann; 7,500 for Mr. Yu; 16,667 shares for Mr. Kearns; and 172,500 shares for all directors and officers as a group .

(4) Each of these individuals has reported membership in a "group" based upon Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission on January 12, 1998.

(5) Includes shares of stock which Altana, Inc. has a right to acquire upon conversion of Class B Convertible Preferred Stock.

(6)  Includes 12,400 shares held by Dr. Midha's son.

(7)  Less than 1%

(8) These are members of a "group" based upon Schedule 13D filed with the Securities and Exchange Commission on February 2, 1998.

     On December 23, 1997, the Company issued 833,300 shares of a newly created Class A Convertible Preferred Stock and warrants to purchase 1,250,000 shares of the Company's Common Stock, and entered into a Registration Rights Agreement and Technology Sharing Agreement in connection therewith, to investors including certain affiliates of Aster.Cephac S.A. and CAI Advisors & Co. (collectively, the "Purchasers"). The securities were issued pursuant to a Preferred Share and Warrant Purchase Agreement dated as of December 4, 1997. Purchasers beneficially own approximately 43% of the Company's voting securities without giving effect to the possible exercise of warrants, or approximately 56% of the Company's voting securities if all the warrants are exercised.

     The Agreement provided for the sale to the Purchasers of a total of 833,300 shares of Class A Convertible Preferred Stock for $4,937,500 or $5.925 per share. The Preferred Stock is convertible at any time into shares of Common Stock at a conversion ratio of one share of Preferred Stock for two and seventeen hundredths (2.17) shares of Common Stock. The conversion ratio is subject to adjustment under certain circumstances to prevent dilution. In the event of liquidation of the Company, the holders of the shares of Preferred Stock who do not convert their shares into Common Stock are entitled to receive $5.925 per share, prior to any distributions being made to the holders of any other class or series of the Company's capital stock.

     In addition, the Agreement provided for the sale to the Purchasers, for $62,500, of warrants to purchase 1,250,000 shares of Common Stock. The warrants are fully exercisable at $6.00 per share and expire on December 23, 2000.

  On April 17, 2000, the Company issued 250,000 shares of a newly created Class B Convertible Preferred Stock and warrants to purchase 100,000 shares of the Company's Common Stock to Altana, Inc. The securities were issued pursuant to a Settlement Agreement with Altana, Inc., which was issued in response to a Summons in a Civil Action entitled Altana, Inc. vs. PharmaKinetics Laboratories, Inc. (Case number CV-99 7917) received by the Company in December 1999. The Preferred Stock is convertible at any time into shares of Common Stock at a conversion ratio of one (1) share of Preferred Stock for one (1) share of Common Stock. The conversion ratio is subject to adjustment under certain circumstances to prevent dilution. There are no liquidation preferences. The warrants are fully exercisable at $6.00 per share and expire on April 17, 2003. Altana can elect to exchange shares of the preferred stock for future studies performed by PharmaKinetics.

                              EXECUTIVE OFFICERS


                                                       Position with the Company                              Employed  Officer
Name                                  Age              and Principal Occupation                               Since    Since
---                                   ---              ------------------------                               -----------------
James M. Wilkinson II, Ph.D.          48               President and Chief Executive Officer since January     1996   1996
                                                       --------------------------------------
                                                       2000; Vice President Analytical
                                                       Laboratory Services from July 1996 to January 2000;
                                                       Associate Director, Pharmaco International, Inc.,
                                                       Analytical Laboratory Division from December 1992
                                                       to June 1995. Education - Postdoctoral Associate,
                                                       University of Washington, Seattle, Washington, 1979;
                                                       Ph.D., Organic Chemistry, Duke University, Durham,
                                                       North Carolina, 1978; B.S., Chemistry, Virginia
                                                       Military Institute, Lexington, Virginia, 1974.

                               EXECUTIVE OFFICERS

                                                  Position with the Company                              Employed     Officer
Name                                    Age       and Principal Occupation                               Since        Since
----                                    ---       -------------------------                              --------------------
Taryn L. Kunkel                         39        Vice President, Chief Financial Officer and Treasurer       1990      1991
                                                  -----------------------------------------------------
                                                  since February 1991; Controller from November 1990
                                                  to February 1991; and Director of Financial Analysis
                                                  from July 1990 to November 1990.  Education - M.A.S.,
                                                  Management, The Johns Hopkins University, Baltimore,
                                                  Maryland 1989; B.S., Accounting (Magna Cum Laude),
                                                  Loyola College, Baltimore, Maryland 1983.  Certified
                                                  Public Accountant.

Cynthia A. Schurick                     44        Vice President Business Development since                   1982      2000
                                                  -----------------------------------
                                                  January 2000; Senior Director, Sales Support,
                                                  from July 1998 to January 2000; Director, Sales
                                                  Support from January 1993 to July 1998; various
                                                  other positions from May 1982 to January 1993.
                                                  Education - B.S., Speech Pathology and Audiology,
                                                  (Magna Cum Laude) West Virginia University, 1978.

Elizabeth A. Lane, Ph.D.                55        Vice President Biopharmaceutics and Regulatory Affairs      1988      1992
                                                  ------------------------------------------------------                 (1)
                                                  from May 1992 to August 1999; Director of
                                                  Pharmacokinetics and Regulatory Affairs from September
                                                  1988 to May 1992. Education - Ph.D., Pharmaceutical
                                                  Sciences, University of Washington, Seattle,
                                                  Washington, 1981; B.S. Pharmacy, University of Washington,
                                                  Seattle, Washington, 1973; B.Pharm., University of Sydney,
                                                  Australia, 1965.

James K. Leslie                         56        President and Chief Executive Officer from July             1995     1995
                                                  -------------------------------------                                  (2)
                                                  1995 to January 2000; Executive Vice President
                                                  and Chief Operating Officer from June 1995 to
                                                  July 1995;  President and Chief Executive Officer
                                                  of BioFin, Inc. a start up biotechnology company
                                                  from July 1993 to June 1995; President and Chief
                                                  Executive Officer of SICPA Industries of America from
                                                  1991 to 1992; and President and Chief Operating
                                                  Officer of Ecogen, Inc. from 1988 - 1990.
                                                  Education - M.B.A. (with distinction),
                                                  Harvard Business School, Boston, Massachusetts, 1969;
                                                  B.Sc., Chemical Engineering (First Class Honors),
                                                  University of Edinburgh, Edinburgh, Scotland, 1967.

Mark D. Ruby                           47         Vice President Business Development from April 1999           1999      1999
                                                  -----------------------------------                                      (3)
                                                  to December 1999;  Vice President, Marketing and Sales
                                                  for Meridian Medical Technologies from 1996 to 1999;
                                                  Vice President, Marketing and Sales for Beiersdorf-Jobst
                                                  from 1992 to 1996; Sales management and Director,
                                                  Business Development positions for MediSense from
                                                  1988 to 1991; Sales and marketing management
                                                  positions for Baxter Healthcare from 1979 to 1988.
                                                  Education - M.A., Economics, Bowling Green State
                                                  University, 1981; B.A., Economics, Bluffton College, 1975.

________________________________________________________________________________
(1) Dr. Lane separated from the Company effective August 13, 1999. She has been retained by the Company as a consultant.
(2)  Mr. Leslie separated from the Company effective January 21, 2000.
(3) Mr. Ruby joined the Company on April 19, 1999 and separated effective December 1, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on the Company's review of copies of reporting forms received by it, during and with respect to its most recent fiscal year, or a written representation by a reporting person that no Form 5 was required, the Company believes that during the fiscal year ended June 30, 2000, all applicable filing requirements were complied with, except Form 3 was filed late by Ms. Schurick and Mr. Halperin.

                            EXECUTIVE COMPENSATION

    The following table sets forth, for the Company's last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to its Chief Executive Officer and other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 30, 2000.

                              SUMMARY COMPENSATION TABLE
                                   Annual Compensation                             Long-Term        All Other
                              ---------------------------------                    ---------        ----------
                                                                                   Compensation
                                                                                   ------------
                                                                                    Securities      All Other
Name and                            Fiscal      Salary    Bonus    Other Annual     Underlying    Compensation
Principal Position                  Year         ($)       ($)       Comp. ($) (1)   Options(#)     ($) (2)
--------------------------------------------------------------------------------------------------------------------
James K. Leslie (3)                     2000    100,500       -            3,700              -              -
President, CEO,                         1999    156,000       -            6,000              -              -
and Director                            1998    156,000   7,500            6,000         46,000              -

James M. Wilkinson II, Ph.D.            2000    115,200       -            6,000         71,000         17,500
President, CEO                          1999    110,240       -            6,000              -              -
and Director                            1998    110,240   7,000            6,000         15,000              -

Elizabeth A. Lane, Ph.D.  (4)           2000     17,500       -                -              -              -
Vice President Biopharmaceutics         1999    104,000       -                -              -              -
and Regulatory Affairs                  1998    104,000   1,500                -         15,000              -

Mark D. Ruby (5)                        2000     64,000       -            3,000              -              -
Vice President                          1999     27,000       -            1,250         15,000              -
Business Development                    1998          -       -                -              -              -

Cynthia A. Schurick (6)                 2000     92,740       -            3,350         53,000         11,300
Vice President
Business Development

________________________________________________________________________________
(1) Other Annual Compensation includes personal benefits provided by the Company.
(2) Other compensation includes forgiveness of Dr. Wilkinson's Note Payable to the Company, and commissions paid to Ms. Schurick in her role as Senior Director, Sales Support.
(3) Mr. Leslie separated from the Company effective January 21, 2000. His annual salary at the time of his departure was $163,800, plus other annual compensation of $6,000.
(4) Dr. Lane separated from the Company effective August 13, 1999. Her annual salary at the time of her departure was $109,200.
(5) Mr. Ruby joined the Company on April 19, 1999 and separated effective December 1, 1999. Mr. Ruby's annual salary was $130,000, plus other annual compensation of $6,000.
(6) Ms. Schurick was promoted to Vice President Business Development effective January 27, 2000. Her annual salary was adjusted to $110,000, plus other annual compensation of $6,000.

Severance Agreements

     The Company has a severance agreement with Ms. Kunkel. The Agreement provides for continuance of her annual base salary for a period of twelve (12) months from the date of termination of employment if such termination occurs at any time during a two (2) year period after a "Significant Transaction" or a "Change of Board Composition" and is for reasons other than "Just Cause", such terms being defined in the Agreement. Upon termination of employment, the Agreement also provides for accelerated vesting of all stock options and the option to extend the exercise period of such options. The Agreement was effective April 22, 1997. As of June 30, 2000 benefits payable would be approximately $104,500 for Ms. Kunkel.

Stock Option Grants

   The following table sets forth information concerning the grant of stock options under the Company's 1996 Incentive Stock Option Plan during fiscal 2000 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                   % of Total
                                                   Options
                                                   Granted to    Exercise or
                                 Options           Employees in  Base Price   Expiration
Name                             Granted (#)(1)    Fiscal Year   ($/share)    Date
---------------------------------------------------------------------------------------------
Cynthia A. Schurick                    53,000             27.5%     $1.2188   02/29/10

James M. Wilkinson, II, Ph.D.          71,000             36.9%     $1.2188   02/29/10
---------------------------------------------------------------------------------------------

(1) Options were granted under the 1996 Incentive Stock Option Plan. These options vest over a two year period from the date of grant and expire ten years from the date of grant, if not exercised earlier. Material terms of the options are set forth under the caption "Incentive Stock Option Plans."

Stock Option Exercises and Holdings

     The following table sets forth information related to the number and value of options held by two of the Company's executive officers. No options were exercised by these individuals during the fiscal year ended June 30, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                Value of Unexercised
                                   Shares        ($)         Number of Unexercised                  In-the-Money
                                  Acquired      Value        Options at FY-End (#)           Options at FY-End ($) (1)
Name                            in Exercise    Realized   Exercisable   Unexercisable     Exercisable        Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Cynthia A. Schurick                     ---         ---        17,000         58,000          ---                        ---

James M. Wilkinson II, Ph.D.            ---         ---        18,000         82,000          ---                        ---
-----------------------------------------------------------------------------------------------------------------------------

(1) None of the options granted and outstanding are in-the-money at June 30, 2000. At June 30, 2000, the fair market value of the shares underlying the options was $0.75, as determined by the average of the closing bid and ask prices on that date.

Incentive Stock Option Plans

     The Company's Incentive Stock Option Plan (the "ISO Plan") was adopted by the Board of Directors on September 9, 1985, and approved by stockholders on November 14, 1985. The ISO Plan permitted the Company to grant options to purchase up to an aggregate of 340,000 shares of its Common Stock to key employees of the Company. As of June 30, 2000, an aggregate of 38,580 shares of Common Stock were subject to options granted under the ISO Plan. By its terms, the ISO Plan expired in September 1995.

     The ISO Plan had a ten-year term, subject to earlier termination by the Board of Directors, and was administered by the Compensation Committee of the Board of Directors. Under the ISO Plan, options were granted to selected key employees of the Company. Approximately 100 employees were eligible for option grants. Subject to the terms and conditions of the ISO Plan, the Committee selected optionees and determined the number of shares to be granted, the option prices, the term of each option, and the terms and conditions of stock option agreements. Payment of the option price is made, as specified in the option agreement, either in cash at the time of exercise or, at the discretion of the Board of Directors or Committee, (i) by delivery of shares of the Company's Common Stock, valued as of the option exercise date, (ii) according to a deferred payment or other arrangement or
(iii) in any other form of payment acceptable to the Board of Directors or Committee in its discretion, either at the time of grant or exercise of the option.

     Options granted under the ISO Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. The exercise price of options granted under the ISO Plan may not be less than 100% of the fair market value of the Common Stock at the time of the grant, or 110% of the fair market value of the Common Stock at the time of the grant in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of the grant. The term of any option granted under the ISO Plan may not exceed ten years, or five years in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of grant.

     Options granted under the ISO Plan are non-assignable and may be exercised, except in the case of death, only by the option holder. Options terminate ninety days after termination of employment, except by reason of death or total and permanent disability.

     The Board of Directors may alter, suspend or amend the ISO Plan at any time. However, no such action by the Board of Directors shall affect any option theretofore granted under the ISO Plan without the consent of the option holder so affected. In addition, no such action by the Board of Directors may, without stockholder approval (except pursuant to the anti-dilution provisions of the ISO
Plan), increase the number of shares reserved for options under the ISO Plan, materially modify the requirements as to eligibility for participation in the ISO Plan, or materially increase the benefits accruing to participants under the ISO Plan.

     An optionee recognizes no taxable income at the time a stock option is granted or exercised under the ISO Plan. However, the excess of the fair market value of the shares received on the date of exercise (or six months after the date of exercise, in the case of an optionee subject to Section 16(b) of the Securities Exchange Act of 1934) over the exercise price is taken into account in determining whether he is subject to the alternative minimum tax. Assuming compliance with applicable holding period requirements, an optionee realizes long-term capital gain or loss when he disposes of his shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired by the exercise of the option before the expiration of at least one year from the date of exercise and two years from the date of grant of the option, any amount realized from such disqualifying disposition is generally taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the option was exercised or (ii) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss is treated as long or short-term capital loss, depending upon the holding period of the shares.

     No deduction is allowed to the Company for federal income tax purposes at the time of grant or exercise of an option under the ISO Plan. In the event of a disqualifying disposition by an optionee, the Company is entitled to a deduction for the amount taxable to the optionee as ordinary income.

     The Company also has a 1996 Incentive Stock Option Plan effective as of January 31, 1996 (the "1996 ISO Plan") which was adopted by the Board of Directors on October 10, 1996 and approved by the stockholders on November 25, 1996. A proposal to increase the number of shares of Common Stock authorized for issuance under the 1996 Incentive Stock Option Plan, from 300,000 shares to 450,000 shares, was approved by the stockholders on November 30, 1999. The provisions of the 1996 ISO Plan and the tax consequences thereunder are virtually identical to those of the ISO Plan. The 1996 ISO Plan permits the Company to grant options to purchase up to an aggregate of 450,000 shares of its Common Stock to key employees of the Company. As of June 30, 2000, 284,250 shares of the Company's Common Stock were subject to options granted under the 1996 ISO Plan.

                                   ITEM TWO
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors desires to obtain from the stockholders their ratification of the Board of Directors' actions in appointing
PricewaterhouseCoopers LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending June 30, 2001.

     PricewaterhouseCoopers LLP has served the Company in such capacity since January 1992. The Company has been informed that neither PricewaterhouseCoopers LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting with the opportunity to make a statement, if such representative so desires, and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

                            DEADLINE FOR SUBMITTING
                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2001 must be received in writing by the Company at its principal executive offices on or before June 29, 2001. After September 11, 2001, notice of a stockholder proposal submitted outside of Securities and Exchange Commission Rule 14a-8 will be considered untimely. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                              REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission is enclosed herewith. Additional copies are available to shareholders without charge on written request directed to Taryn L. Kunkel, Secretary, PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201.

                                 OTHER MATTERS

     Management knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion only as described on page 1 of this Proxy Statement.

                                                           By Order of the
                                                           Board of Directors,

                                                           /s/ Taryn L. Kunkel
                                                           -------------------
                                                           Taryn L. Kunkel
                                                           Secretary


October 26, 2000

                                     PROXY

                       PHARMAKINETICS LABORATORIES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 28, 2000

      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James M. Wilkinson, II, Ph.D. and
Taryn L. Kunkel, or either of them as attorney or attorneys-in-fact of the undersigned, with full power of substitution, in them and in each of them, to vote in the name, place and stead of the undersigned, in the manner indicated herein, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of PharmaKinetics Laboratories, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PharmaKinetics Laboratories, Inc. to be held on November 28, 2000 at 11:00 a.m., local time, at the offices of the Company located at 302 West Fayette Street, Baltimore, Maryland 21201, or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this proxy will be voted FOR Proposal Two, and FOR both of the nominees for director named on the reverse. The Board of Directors recommends a vote FOR both of the nominees for director and FOR Proposal Two set forth on the reverse.

                (Continued and to be signed on reverse side)
______________________________________________________________________________

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                       PHARMAKINETICS LABORATORIES, INC.

                               November 28, 2000

__X__ Please mark your votes as in this example.

ITEM 1

To elect directors (for both of the following nominees except as marked to the contrary):

     Thomas F. Kearns, Jr. and James M. Wilkinson, II, Ph.D.

____ FOR both nominees, except as indicated

____ Withhold authority for both nominees

To withhold authority for any individual nominee(s), write the nominee(s) name(s) below:

________________________________________________________________________________

ITEM 2

To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

____ FOR       ____ AGAINST       ____ ABSTAIN


ITEM 3

In their discretion, to act upon any other matter that may properly come before the meeting or any adjournment thereof.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for the meeting described in this proxy.


SIGNATURE(S): ___________________________   DATED: _________________ 2000

Note: Proxy must be signed exactly as the name appears herein. Please mark, sign, date and return this proxy promptly using the enclosed envelope. If signing for a trust, estate, corporation, or other entity, please state your title or the capacity in which you are signing. If shares are held jointly, each joint owner should personally sign.